UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2026

SURGEPAYS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd., Suite 104, Bartlett, TN 38133

(Address of principal executive offices, including zip code)

(901) 302-9587

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 2, 2026, SurgePays, Inc. (the “Company”) formed LWP-SURGE, LLC, a Wyoming limited liability company (“LWP-SURGE”), to serve as the operating vehicle for a proposed joint venture with All Prepaid, LLC, a Florida limited liability company doing business as LowWeeklyPayments (“LWP”). Articles of organization for LWP-SURGE were initiated for filing with the Wyoming Secretary of State on that date.

LWP-SURGE is intended to operate a smartphone rent-to-own program through the Company’s independent retail dealer network, using the LWP real-time approval platform, contract templates, and servicing technology. The Company expects to hold a 51% membership interest in LWP-SURGE and to serve as its manager, with LWP holding the remaining 49% membership interest. The Company anticipates appointing three of the five members of the board of managers, including the chair, with LWP appointing the remaining two members. Certain enumerated matters, including a sale of LWP-SURGE, the incurrence of indebtedness outside an approved portfolio funding facility, the issuance of additional membership interests, and a voluntary dissolution, would require the consent of both members.

The Company and LWP have not yet executed a definitive operating agreement or the related intellectual property license, distribution, and shared services agreements contemplated for the joint venture, and the terms described above are subject to change. The formation of LWP-SURGE does not itself obligate either party to consummate the joint venture, and no assurance can be given that definitive agreements will be executed, that the proposed joint venture will commence operations, or that any portfolio funding will be obtained on acceptable terms or at all. LWP-SURGE has no operations, revenue, assets, or liabilities as of the date of this Current Report. The Company will report the execution of any definitive agreement for the joint venture to the extent required by applicable rules.

The Company does not expect the formation of LWP-SURGE, standing alone, to have a material effect on its financial condition or results of operations for the current fiscal quarter.

Disclosure Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the formation and intended purpose of LWP-SURGE, LLC, the anticipated ownership and governance of the proposed joint venture, the negotiation and execution of definitive agreements, the availability and terms of portfolio funding, the commencement and scale of the smartphone rent-to-own program, and the expected effect of the foregoing on the Company’s results of operations, costs, and margins. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “should,” “go-forward,” “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aim,” “hopes,” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements, and the Company undertakes no obligation to update any forward-looking statement except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2026	SURGEPAYS, INC.

	By:	/s/ Kevin Brian Cox
	Name:	Kevin Brian Cox
	Title:	Chief Executive Officer